Exhibit 23.1



                         INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of Sonic Automotive, Inc.:


We consent to the incorporation by reference in the following Registration Statements of Sonic Automotive, Inc.

     o Registration Statement No. 333-82615 on Form S-3;

     o Registration Statement No. 333-81059 on Form S-8;

     o Registration Statement No. 333-81053 on Form S-8;

     o Registration Statement No. 333-71803 on Form S-3;

     o Registration Statement No. 333-69907 on Form S-8;

     o Registration Statement No. 333-69901 on Form S-8;

     o Registration Statement No. 333-69899 on Form S-8;

     o Registration Statement No. 333-68183 on Form S-3;

     o Registration Statement No. 333-65447 on Form S-8;

     o Registration Statement No. 333-49113 on Form S-8,

of our report dated November 23, 1999 on the financial statements of Freeland Automotive, a business unit of South Gate Motors, Inc., as of and for the year ended December 31, 1998, our report dated August 13, 1999 on the combined financial statements of Manhattan Automotive Group as of and for the year ended December 31, 1998, and our report dated May 21, 1999 on the combined financial statements of Certain Dealerships, Assets and Liabilities of Lucas Dealership Group, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, all appearing in this Amendment No. 1 to the Current Report on Form 8-K of Sonic Automotive, Inc.


                            /s/ Deloitte & Touche LLP


January 27, 2000
Charlotte, North Carolina